                                                                 Exhibit (10)(a)


                                                 PRICEWATERHOUSECOOPERS LLP
                                                 PriceWaterhouseCoopers Center
                                                 300 Madison Avenue
                                                 New York NY 10017
                                                 Telephone (646) 471 3000
                                                 Facsimile (813) 286 6000


                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 23 to the Registration Statement on Form N-4 (the "Registration Statement") of our report dated February 6, 2004, relating to the financial statements of New York Life Insurance and Annuity Corporation, and of our report dated February 18, 2004, relating to the financial statements of New York Life Insurance and Annuity Corporation Variable Annuity Separate Account-III, which appear in such Statement of Additional Information. We also consent to the references to us under the headings "Financial Statements" and "Condensed Financial Information" in such Registration Statement.

/s/PricewaterhouseCoopers LLP
-----------------------------
PricewaterhouseCoopers LLP

New York, New York
November 2, 2004